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                                                                   EXHIBIT 10.tt


                                PROMISSORY NOTE

$79,700,000.00                   Atlanta, Georgia               October 23, 1996


     FOR VALUE RECEIVED, OVERSEAS PARTNERS (AFC), INC., a Georgia corporation, having an office at 115 Perimeter Center Place, Suite 940, Atlanta, Georgia 30346 ("Maker"), promises to pay to NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company, having its principal office at 51 Madison Avenue, New York, New York 10010 ("Holder"), or order, at its principal office in New York City, New York, or at such other place as may be designated in writing by Holder, the principal sum of SEVENTY-NINE MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($79,700,000.00) (the "Principal Indebtedness"), lawful money of the United States, together with interest thereon at the rate of Seven and Eighty Hundredths percent (7.80%) per annum, payable in monthly installments of principal and interest in the sum of Five Hundred Seventy-Three Thousand Seven Hundred Thirty-Seven and no/100 Dollars ($575,737.00), commencing on the tenth
(10th) day of December, 1996, and payable on the tenth day (10th) of each and every month thereafter for one hundred nineteen (119) months, with the last installment being due and payable on November 10, 2006 (the "Maturity Date"), at which time the entire unpaid balance together with accrued interest shall be due and payable. Such monthly installments shall be applied first to the payment of interest and the balance to the reduction of principal. Maker shall also pay one
(1) installment of interest only which shall be due and payable on the date of disbursement hereunder, and represents interest from the date of disbursement through and including November 9, 1996.

     This Note is secured by, among other things, (i) a Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement (the "Security Deed") dated as of the date hereof made by Maker to Holder and encumbering certain premises situate in Fulton County, Georgia, known as Atlanta Financial Center and the improvements thereon, along with other property more particularly described in the Security Deed (collectively the "Secured Property"), and (ii) an Assignment of Leases, Rents, Income and Cash Collateral dated as of the date hereof from Maker to Holder. Each of the documents mentioned in this paragraph and all other documents either evidencing or further securing the Principal Indebtedness are collectively referred to herein as the "Loan Documents," and the terms and provisions of the Loan Documents are hereby fully incorporated into this Note by this reference.

     From and after the earlier to occur of (i) an Event of Default (as defined in the Security Deed) or (ii) maturity of this Note, either according to its terms or as the result of a declaration of maturity made by Holder in accordance with the terms hereof, the entire principal balance remaining unpaid hereunder shall automatically bear an annual interest rate (in place of the rate hereinabove specified) equal to the rate of five percent (5%) per annum greater than the interest rate set forth above (the "Increased Rate") unless applicable law requires a lesser such rate, in which event the maximum rate permitted by law may be charged by Holder.




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     No privilege is reserved to prepay the Principal Indebtedness prior to
December 10, 1999 (the "Closed Period"). Beginning on December 10, 1999, privilege is reserved by Maker to prepay the entire principal balance together with accrued interest thereon to the date of payment on such date or any subsequent monthly installment date upon not less than ninety (90) days' prior written notice to Holder of Maker's intention to make such prepayment, provided there is paid, in addition to interest accrued to the date of such prepayment, a prepayment charge which shall be equal to the greater of (a) one percent (1%) of the principal balance prepaid, or (b) the amount computed by multiplying the principal balance prepaid by the percentage derived by multiplying (i) the amount by which 7.80% exceeds the yield-to-maturity percentage for the U.S. Treasury Note closest in maturity to the then remaining term of the loan evidenced hereby as reported in The Wall Street Journal (or, if The Wall Street Journal is no longer published, some other daily financial publication of national circulation as selected by Holder) on the fifth (5th) business day preceding the date of prepayment, by (ii) the quotient (rounded to the nearest one-hundredth) derived by dividing the number of days from and including the date of prepayment, to the Maturity Date by 365, discounted to present value at the time of prepayment, as determined by discounting same at the U.S. Treasury Note rate described above. In the event that full prepayment is made within ninety (90) days of the Maturity Date and after not less than thirty (30) days' prior written notice to Holder, there shall be no prepayment charge.

     In the event the outstanding principal balance hereof shall become due and payable as a result of (a) an Event of Default (as such term is defined in the Security Deed) causing acceleration under this Note or the Loan Documents, which Event of Default shall be conclusively deemed to be a willful default for purposes of avoiding the prepayment charges to which Holder is entitled; (b) the exercise by Maker of any right of redemption or other action to prevent a foreclosure of the Secured Property; or (c) an acceleration by Holder as a result of the sale or further encumbrance of the Secured Property in violation of the applicable provisions of the Security Deed; then, in such event, Maker shall pay the prepayment charge which would otherwise be applicable hereunder; or if at that time there is no such privilege of prepayment (e.g., during the Closed Period), then, to the extent permitted by law, such prepayment charge shall be calculated in the same manner as specified above.

     Upon breach of any promise made or condition set forth in this Note or in any of the other Loan Documents, including, without limitation, a failure to make any payment of any installment of interest and/or principal as and when the same becomes due and payable (whether by extension, acceleration, or otherwise) and Maker's failure to cure such breach within the applicable grace period provided in the Security Deed, if any, or if Maker should make an assignment for the benefit of creditors, become insolvent, or be adjudged a bankrupt, or a receiver, trustee, custodian, liquidator or like officer is appointed to take custody, control or possession of any property subject to any lien, encumbrance or security interest securing payment of this Note, or upon the occurrence of any other Event of Default, then and in any such events, Holder may at its option, declare this Note and

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the entire Principal Indebtedness to be immediately due and payable and collectible then or thereafter as Holder may elect, regardless of the stated Maturity Date.

     Should the Principal Indebtedness or any part thereof be collected at law or in equity, or in bankruptcy, receivership, or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, prepayment charge, interest and any other outstanding amounts due and payable hereon, all costs of collecting or attempting to collect this Note and enforcing Holder's remedies under the Loan Documents, including reasonable attorneys' fees actually incurred, at the normal and customary hourly billing rates of the attorneys actually performing services, and expenses, and the same shall constitute additional indebtedness secured by the Loan Documents.

     Maker recognizes that any default in the payment of any installment of principal and/or interest due hereunder on the date the same is due will result in loss and additional expense to Holder in servicing the Principal Indebtedness, handling such delinquent payments and meeting its other financial obligations, and that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Maker therefore agrees that in the event any installment of principal and/or interest due hereunder is not paid on the date the same is due and payable, without regard to any grace periods, a late charge of four percent (4%) of the overdue installment of principal and/or interest shall be paid by Maker and that such amount is a reasonable estimate of such loss and expense and may be charged by Holder, at its option, for the purpose of defraying such loss and expense, unless applicable law requires a lesser such charge, in which event the maximum rate permitted by such law may be charged by Holder for said purposes.

     The failure of Holder to exercise the option for acceleration of maturity, foreclosure or any other remedies provided in the Loan Documents following any Event of Default as aforesaid or to exercise any other option granted to it hereunder, under the Security Deed or under any of the other Loan Documents, in any one or more instances, or the acceptance by Holder of partial payments or partial performance, shall not constitute a waiver of any such Event of Default, but such option shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Holder, may at its option be rescinded by written acknowledgment to such effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity.

     Maker hereby covenants and agrees that, together with and in addition to the monthly payments of principal and/or interest payable under the terms of this Note, Maker will deposit with Holder of this Note or its agent, as directed by Holder, until this Note is fully paid, installments of insurance premiums and Impositions (as defined and required in the Security Deed). Amounts held hereunder shall not be deemed to be trust funds, but may be commingled with the general funds of Holder.


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     It is the intention of Maker and Holder to conform strictly to the usury laws now or hereafter in force in the State of Georgia, and any interest payable under this Note, the Security Deed, the other Loan Documents, and/or any of the other documents or instruments executed by Maker in connection with the loan made or to be made hereunder shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under the usury laws of the State of Georgia as now or hereafter construed by the courts having jurisdiction over such matters. If the aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under this Note, the Security Deed and any other Loan Document should exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, shall at the option of Holder either be rebated to Maker or credited on the principal amount of this Note, or, if the Note has been repaid, such excess shall be rebated to Maker. In the event the Maturity Date is accelerated by reason of any provision of this Note or by reason of an election by Holder resulting from an Event of Default under the Loan Documents voluntary prepayment by Maker, or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the dates of each advance of loan proceeds hereunder until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of Holder either be rebated to Maker or credited on the principal amount of this Note or, if the Note has been repaid, the excess shall be rebated to the Maker. This provision shall control every other provision of all agreements between Maker and Holder.

     Maker hereby waives presentment, protest, notice of protest, notice of dishonor and diligence in collection, and any and all other notices and matters of a like nature, except for those expressly required by the Security Deed or this Note. Maker consents to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment of this obligation or release of any person or entity liable for payment of this Note. Any such extension or release may be made without notice to any such party and without discharging said party's liability hereunder.

     This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge s sought.

     Maker agrees hereby to waive and renounce any and all homestead exemption rights against debt evidenced hereby or any renewal or extension thereof.

     No failure or delay on the part of Holder in exercising any right, power or privilege under this Note and no course of dealing between Maker and Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Holder would otherwise have at law or

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equity. No notice to or demand on Maker in any case shall entitle Maker as a result thereof to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in an circumstances without notice or demand except as expressly provided in the Loan Documents.

     Whenever in this Note one of the parties hereto is named or referred to, the heirs legal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Note by or on behalf of Maker or by behalf of Holder shall bind and inure to the benefit of such party's heirs, legal representatives, successors and assigns, whether so expressed or not.

     The obligations of each person and entity comprising Maker shall be joint and several.

     The unenforceability or invalidity of any provision or provisions of this Note as to any persons or entities or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other persons or entities or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

     Maker acknowledges that the ownership (and the continuation thereof) of the Secured Property by Maker is of a material nature to the loan and the making of the loan evidenced by this Note. Therefore, Maker agrees that in the event of any transfer of all or any part of the Secured Property that is prohibited by the terms of the Security Deed or any other Loan Document, howsoever evidenced or occasioned, then, at the option of Holder, the entire Principal Indebtedness along with all accrued interest thereon shall immediately become due and payable.

     In the event of any default by Maker under this Note, the Security Deed or any other Loan Document, Holder shall have all rights reserved in this Note, the Security Deed and every other Loan Document and shall have full recourse to the Secured Property and to the other collateral given by Maker to secure this Note, provided, however, that any judgment obtained by Holder in any proceeding to enforce such rights shall be enforced only against the Secured Property and such other collateral and Maker shall have no personal liability under any Loan Document except as hereinafter expressly provided. Notwithstanding the foregoing, Holder shall not in any way be prohibited from naming Maker or any of its successors or assigns or any person holding under or through them as parties to any actions, suits or other proceedings initiated by Holder to enforce such rights or to foreclose its mortgage lien or otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of this Note. The foregoing restriction shall not apply to, and Maker shall be personally liable for, any losses, damages, costs and expenses incurred by Holder as a result of (i) any material misstatement of fact (A) by Maker or any person or entity constituting Maker to induce Holder to advance the principal amount evidenced hereby or (B) contained in any Loan Document, (ii) fraud committed by Maker or any person or entity constituting Maker, (iii)

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application of any insurance proceeds, condemnation awards, trust funds, or
Rents (as defined in the Security Deed) by Maker or Maker's agents or Maker's authorized representatives in a manner which is not in accordance with the provisions of the Security Deed, (iv) breach of any representation or warranty contained in subsections 2.03C or D of the Security Deed, (v) default with respect to any covenant contained in subsection 1.05F of the Security Deed, (vi) any default with respect to Maker's obligations to pay real estate taxes assessed against the Secured Property and to pay insurance premiums pursuant to
Section 1.03 of the Security Deed or (vii) any loss, damage, expense or liability on the part of Holder (including, without limitation, reasonable attorneys' fees actually incurred at the normal and customary hourly billing rates of the attorneys actually performing services, and disbursements) arising from, in respect of, as a consequence of or in connection with any of the following: (A) the existence of any circumstance or the occurrence of any action described in clause (i) of subsection 1.05F(1) of the Security Deed; (B) claims asserted by any person or entity (including, without limitation, any governmental agency or quasi-governmental authority, board, bureau, commission, department, instrumentality or public body, court, or administrative tribunal) in connection with or in any way arising out of the presence, storage, use, disposal, generation, transportation, or treatment of any Hazardous Material (as defined in the Security Deed) on, in or under the Secured Property; (C) the violation or claimed violation of any Hazardous Materials Laws (as defined in the Security Deed) in regard to the Secured Property, whether such violation or claimed violation occurred prior to or after the date of this Note and regardless of whether such violation occurred prior to or after the time that Maker became owner of the Secured Property, but only to the extent such violation or claimed violation relates to or arises or occurs prior to or during ownership or operation of the Secured Property by Maker or as a result of the acts or omissions of Maker, Maker's affiliates, Maker's agents, or authorized representatives of Maker or Maker's affiliates; (D) the preparation of an environmental audit on the Secured Property, whether conducted or authorized by Maker, Holder or a third party or the implementation of any environmental audit's recommendations; or (E) all agreements and indemnification obligations of Maker under that certain Environmental Indemnity Agreement of even date herewith in favor of Holder.

     Whenever used, the words "Maker" and "Holder" shall be deemed to include the respective heirs, successors, assigns and legal representatives of Maker and Holder.

     This Note is to be construed and enforced according to and governed by the laws of the State of Georgia.

     Maker agrees that where, by the terms of this Note, a day is named or a time is fixed for the payment of any sum of money or the performance of any agreement, the day and/or time stated enters into the consideration and is of the essence of the whole contract.

                         (Signature Begins on Next Page)

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   [SIGNATURE PAGE TO $79,700,000.00 PROMISSORY NOTE PAYABLE TO NEW YORK LIFE
                           INSURANCE COMPANY OR ORDER]

     IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.
                                              MAKER:

                                              OVERSEAS PARTNERS (AFC), INC.,
                                              a Georgia corporation

                                              By:/s/ Bruce M. Barone
                                                 ---------------------------
                                              Title:President & CEO
                                                    ------------------------

                                              Attest:/s/ Elise R. Kitchens
                                                     -----------------------
                                              Title: Paralegal
                                                    ------------------------

                                                        (Corporate Seal)